Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

New Atlas HoldCo Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(c), 457(f)(1), 457(f)(3)	100,000,000(1)	N/A	$1,933,000,000.00(2)	0.0001102	$213,016.60(3)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$1,933,000,000.00		$213,016.60

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$213,016.60

(1)

Represents the maximum number of shares of common stock, par value $0.01 per share, of New Atlas HoldCo Inc. (the “New Atlas Common Stock”). issuable upon the completion of the transactions described in this registration statement based on the sum of:

•

(x) the number of shares of Class A common stock, par value $0.01 per share, of Atlas Energy Solutions Inc. (the “Class A Common Stock”), issued and outstanding as of July 31, 2023, or 57,147,501 shares of Class A Common Stock, and (y) the number of shares of Class B common stock, par value $0.01 per share, of Atlas Energy Solutions Inc. (the “Class B Common Stock”), issued and outstanding as of July 31, 2023, or 42,852,499 shares of Class B Common Stock.

(2)

Estimated solely for purposes of calculating the amount of the registration fee and computed pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act, the proposed maximum aggregate offering price is equal to the sum of:

•

(x) 100,000,000 (the number of shares of Class A Common Stock and Class B Common Stock, as set forth in (1)), multiplied by (y) $19.33 (the average of the high and low prices of shares of Class A Common Stock as reported on the NYSE on July 28, 2023).

(3)	Calculated pursuant to Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001102.